UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on that certain Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2024 (the “Original 8-K”), on September 18, 2024, NextTrip, Inc. (the “Company”) received a notification letter (the “Notice”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). The Notice also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complied with Nasdaq’s Listing Rules.

As noted in the Original 8-K, the Company had until November 4, 2024 to provide Nasdaq with a specific plan to achieve and sustain compliance, which the Company has done. The Company is filing this Current Report on Form 8-K (this “Report”) to provide an update to its compliance with continued listing requirements as set forth in Nasdaq Listing Rule 5550(b)(1).

As a result of various transactions entered into by the Company since November 30, 2024, including without limitation various equity offerings, debt conversions and strategic transactions, the Company believes it has regained compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing, and satisfies the minimum $5 million equity requirement for initial listing on The Nasdaq Capital Market. In that regard, the Company believes that as of the date of this Report, stockholders’ equity exceeds $5 million. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

The unaudited pro forma condensed balance sheet attached as Exhibit 99.1 to this Report has been prepared to illustrate the impact of a number of events that followed the close of the Company’s third fiscal quarter ended November 30, 2024, including without limitation various equity offerings, debt conversions and strategic transactions (as disclosed in various Current Reports on Form 8-K filed by the Company with the SEC), and the Company’s resulting compliance with the minimum $5 million stockholders’ equity requirement for initial listing on The Nasdaq Capital Market.

The unaudited pro forma condensed balance sheet is based on the Company’s unaudited balance sheet as of November 30, 2024, as contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2024, filed with the SEC on January 14, 2025, adjusted to reflect the subsequent events after the balance sheet date of November 30, 2024 through the date of filing of this Current Report, as if such events occurred on November 30, 2024.

The unaudited pro forma condensed balance sheet is being provided for informational purposes only, and should be read in conjunction with the more detailed unaudited condensed consolidated financial statements and related notes thereto included in the Company’s Form 10-Q for the quarter ended November 30, 2024 and Company’s subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Balance Sheet of the Company as of November 30, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date:	February 28, 2025	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer